Cigma Metals Corporation Is Pleased to Announce Additional Drilling Results From the Quartzite Gorka and the Berezkey Projects Located on the Company's 14,000 Square Kilometer Dostyk Limited Liability Partnership Property Located in the Dostyk Region of Kazakhstan

COOLUM BEACH, AUSTRALIA -- 10/11/2007 -- Cigma Metals Corporation (PINKSHEETS: CGMX) (FRANKFURT: C9KA) (the "Company," "Cigma") is pleased to announce additional drilling results from the Quartzite Gorka and the Berezkey projects located on the Company's 14,000 square kilometer Dostyk Limited Liability Partnership property located in the Dostyk region of Kazakhstan.

As part of Cigma's exploration update on the Quartzite Gorka and the Berezkey projects, the Company is pleased to announce the assay results from further drill holes. To date, approximately 50% of the assay results have been received.

Assay results from the DDH6 drill hole on the Berezkey East project returned:

89m @ 1.3 g/t Gold and 0.35% Copper from surface including a gold zone of 16.2m @ 4.32g/t gold and 0.32% copper from depth 13.8m.

Assay results from the DDH6 drill hole on the Quartzite Gorka project returned:

43m @ 0.57g/t gold, 17g/t silver and 1.1% copper from 86.9m.

The mineralization is open to depth and the Company is awaiting assay results in order to complete the drill sections and to understand the true potential size of mineralisation.

The Company remains confident that the Quartzite Gorka and the Berezkey targets on the Dostyk gold-polymetallic exploration license show these areas to potentially host a large Gold - Copper - Molybdenum mineralised porphyry system.

The Quartzite Gorka and the Berezkey target areas are separated by approximately 4 km. Based on previous geological mapping, soil anomalism and previous and current drilling programs, Cigma is confident that both targets are part of a large copper-porphyry system reflected at the surface by a 6km x 2km mineralized area. Diamond drill hole BZ4 drilled to 504m has shown visual mineralisation extends beyond 500m from surface. Assay results from hole BZ4 are expected in the near future.

A series of sections is presented below and demonstrate that a very large envelope of mineralised material exists. The Company is awaiting several assay results in order to complete the section and demonstrate mineralisation continuing to depth.

Cigma is currently testing a total of 6 targets on the Dostyk exploration license.

A review of the known surface and down hole geology has resulted in a better understanding of the lithologies and structure of the Beryozki target area and a more up to date map has been compiled showing the extend of inferred mineralisation.

Cigma Metals Corporation is a mineral exploration company focusing on the exploration and development of its two mineral exploration properties totaling 740 square kilometers in the Tomsk Oblast region of Siberia in Russia, and its approximately 14,000 square kilometers property located in the Dostyk region of Kazakhstan. All the project areas were selected due to their proximity to a well-developed infrastructure, known mineral occurrences and from historical records of gold and base metals production. Cigma Metals Corporation's stock trades on the following exchanges under the symbol "CGMX.PK" on the Pink Sheets LLC in the United States of America, and under the symbols "C9KA.F" on the Frankfurt Exchange.

ON BEHALF OF THE BOARD

"Lars Pearl"
Lars Pearl
President and CEO

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. These cautionary statements qualify all of the forward-looking statements made in this press release. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.

For Further information, please call:
Lars Pearl
Phone: (+61) 4111-56177
Address: 1 Edith Place, Coolum Beach, Australia. 4573
Website: www.cigmametals.com